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                                                            Exhibit 99.10

                 CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Statement of Additional Information constituting part of this Post Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 5, 1999, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter California Tax-Free Daily Income Trust, formerly Dean Witter California Tax-Free Daily Income Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
March 31, 1999